For the annual period ended (a) 12/31/96
File number (c) 811-5510


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

     A  special Meeting of Shareholders was called
for   October  30,  1996.   At  such  meeting  the
shareholders approved the following proposals:

     a)    Approval that Edward D. Beach,  Delayne
     Dedrick  Gold,  Robert F.  Gunia,  Donald  D.
     Lennox,  Douglas H. McCorkindale,  Mendel  A.
     Melzer,  Thomas T. Mooney, Stephen  P.  Munn,
     Richard A. Redeker, Robin B. Smith, Louis  A.
     Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.

                         Affirmative
                                 Votes        Cast
Votes Withheld
Edward     D.    Beach                  15,061,760
454,429
Delayne     Dedrick    Gold             15,047,353
441,836
Robert     F.    Gunia                  15,065,522
450,667
Donald     D.    Lennox                 15,077,216
438,973
Douglas     H.     McCorkindale         15,076,777
439,412
Mendel     A.    Melzer                 15,073,468
442,721
Thomas     T.    Mooney                 15,092,151
424,038
Stephen     P.    Munn                  15,077,950
438,239
Richard     A.    Redeker               15,079,448
436,741
Robin      B.      Smith                15,090,544
425,645
Louis    A.    Weil,   III              15,089,752
426,437
Clay     T.    Whitehead                15,075,631
440,558



     B)      Approval of the selection of Deloitte
     &  Touche LLP as independent accountants  for
     the  Fund conditioned upon the right by  vote
     of  a  majority  of  such Fund's  outstanding
     voting  shares at any meeting called for  the
     purpose    to   terminate   such   employment
     forthwith without penalties.

          For                              Against
Abstain
          14,942,885                       210,180
363,124

     C)       In  their  discretion on  any  other
     business which may properly come before the meeting or any adjournment thereof.